UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 24, 2013


                                 TUNGSTEN CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                       333-159607              98-0583175
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)

1671 Southwest 105 Lane, Davie, Florida                            33324
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (954) 476-4638

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
          CERTAIN OFFICERS.

Effective as of June 24, 2013, David Bikerman (age 54) was elected to serve as a member of our Board of Directors. Mr. Bikerman's term ends at the next annual meeting of stockholders when his successor has been duly elected and qualified.

Mr. Bikerman has been in the mining field for over thirty years and is experienced in all aspects of mining enterprises from exploration through operations. He founded Bikerman Engineering & Technology Associates, Inc. in May 1997 where he offers expert services to the mining industry in financial modeling, exploration and geologic model preparation, geostatistical and reserve analysis, environmental plans, project feasibility, and project design and management. Mr. Bikerman is President and CEO of Golden Ibex, Inc., a privately owned Nevada stock corporation focused on gold and silver mining in Oregon, USA that owns 100% of the patented claims comprising the historic Ibex and Bald Mountain mines. Mr. Bikerman served on the Board of Colombia Goldfields Ltd from 2006-2009, and as CEO of Caribbean Copper & Gold Corporation from 2007-2009. Mr. Bikerman was a director of Megastar Development Corp. from June 2007 to May 2008, and President and CEO of Megastar from October 2007 to May 2008. Mr. Bikerman was President, China Operations for East Delta Resources Corp. from August 1, 2006 to June 2007 and advisor to the Board from May 2006 to July 2007. He was President and CEO of Sino Silver Corp. from June 2005 through dissolution in September 2007. Mr. Bikerman served as the Manager of Mining for RNC Resources Ltd. from February 2005 until May 2006. He was Vice President and Chief Engineer for Greenstone Resources Ltd. from December 1993 to July 1996 and was responsible for technical analysis, project design, and engineering for a Central American gold project. He was Vice President and Manager of Mining of Minas Santa Rosa, S.A. (Panama) from May 1994 to October 1996 and was a member of the Board of Minera Nicaraguense, S. A. (Nicaragua) from May 1995 to December 2006. He worked as an Associate at Behre Dolbear & Co. from September 1989 to May 1994, an international minerals industry consultant based in New York, New York.

Mr. Bikerman holds three degrees in mining engineering. In 1981, he earned his Bachelor of Science in Mining Engineering from the University of Pittsburgh. In 1985, he earned his Master of Science in mining engineering from the Henry Krumb School of Mines in Columbia University of New York. In 1995, he earned his Engineer of Mines, also from the Henry Krumb School of Mines at Columbia University.

The Board of Directors did not elect Mr. Bikerman pursuant to any arrangements or understandings between Mr. Bikerman and the Company or any other person. There are no material transactions between Mr. Bikerman and the Company or any other person requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                       Description
-----------                       -----------

   99.1 Press Release Announcing Appointment of David Bikerman to Board of Directors

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TUNGSTEN CORP. (Registrant)


Date: June 28, 2013                    By: /s/ Guy Martin
                                           -------------------------------------
                                           Guy Martin
                                           President and Chief Executive Officer


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